UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2020

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in charter)

NEVADA	333-173216	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

145 E. University Boulevard, Tucson, AZ 85705

(Address of Principal Executive Offices)

(847) 925-1885

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events

On May 14, 2020, the Company determined that it will not be able to file its Form 10-Q for the quarter ended March 31, 2020 on time as a result of factors relating to the COVID-19 pandemic and the steps taken by states to seek to reduce the spread of the virus by either requesting or requiring businesses to close or work remotely. As a result, the Company’s accounting staff and the staff of the independent auditors are not able to complete the review in a timely manner in order to file the Form 10-Q by the required date. The Company is filing this report on Form 8-K to report that it will rely on the exemption from timely filing provided by the SEC in Release No. 34-88318, dated March 4, 2020 (the “Release”). The Company anticipates that it will file the Form 10-Q no later than May 31, 2020. This report on Form 8-K replaces the Form 12b-25, which, as provided in the Release, is not required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellness Center USA, Inc.

Date: May 15, 2020	By:	/s/ Douglas W. Samuelson
Douglas W.Samuelson
Chief Financial Officer